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                                                                   EXHIBIT T3E-3

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                                    ) Chapter 11
                                          )
PEREGRINE SYSTEMS, INC., et al.,(1)       ) Case No. 02-12740 (JKF)
                                          ) (Jointly Administered)
                 Debtors.                 )

                   RE: DOCKET NOS. 1902, 2163, 2229 AND 7/8/03 AGENDA ITEM NO. 1

                         ORDER PURSUANT TO SECTION 1129
                   OF THE BANKRUPTCY CODE CONFIRMING DEBTORS'
               FOURTH AMENDED PLAN OF REORGANIZATION, AS MODIFIED,
                               DATED JULY 14, 2003

                  Peregrine Systems, Inc. ("Peregrine") and its wholly-owned subsidiary, Peregrine Remedy, Inc. ("Remedy"), debtors and debtors in possession (collectively, the "Debtors"), having on September 22, 2002 (the "Petition Date") filed voluntary petitions for relief under the provisions of Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., as amended (the "Bankruptcy Code"); and having on May 27, 2003 filed the Debtors' Fourth Amended Plan of Reorganization (as modified, the "Plan") and the Disclosure Statement in support thereof (the "Disclosure Statement"); and the Court having entered an order on May 30, 2003 (the "Disclosure Statement Order") approving the Disclosure Statement, the Debtors' solicitation procedures with respect to the Plan, finding that the Disclosure Statement contained "adequate information" within the meaning of section 1125 of the Bankruptcy Code and that the Disclosure Statement complied will all applicable laws, rules and regulations concerning the

----------------

(1) The Debtors are Peregrine Systems, Inc. and its direct wholly-owned subsidiary, Peregrine Remedy, Inc.

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adequacy of disclosure; and the Court having found that due notice of the hearing on the Disclosure Statement (the "Disclosure Statement Hearing") was provided in accordance with the Disclosure Statement Order and all applicable provisions of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"); and the Court having further scheduled a hearing pursuant to Sections 1128 and 1129 of the Bankruptcy Code and Bankruptcy Rule 3017(c) to consider confirmation of the Plan (the "Confirmation Hearing"); and notice of filing of the Plan and Disclosure Statement having been distributed by the Debtors on or about June 2, 2003 to all holders of claims against and equity interests in the Debtors together with, in the case of Holders of Impaired Claims and/or Interests, full copies of the Plan and Disclosure Statement and forms of ballots in connection with the solicitation of votes to accept or reject the Plan, provided, however, ballots were distributed to Holders of Class 7 Claims after the Valuation Hearing together with the Supplemental Notice (defined below); and the Debtors having distributed on or about June 16, 2003 to all creditors, holders of record of the Notes and Old PSI Common Stock, and other parties-in-interest a supplemental notice prepared by the Debtors and a statement of the Committee relating to the results of the Valuation Hearing and the potential allocation of New PSI Common Stock under the Plan (the "Supplemental Notice"); and a Ballot Analysis having been filed with this Court on July 7, 2003; and the Court having considered the objections, including limited objections, to confirmation (the "Objections") filed by (i) the Committee, (ii) the Indenture Trustee, (iii) Microsoft Corporation and MSLI, GP,
(iv) Heywood Waga, (v) BRE/East Golf Road LLC, (vi) Quaker Sales and Distribution, Inc., (vii) Missouri Department of Revenue, (viii) Longacre Master Fund, Ltd., (ix) Charles Noell, III, (x)

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John J. Moores, and (xi) Al O'Rourke; and upon the record of the Confirmation
Hearing and all of the affidavits and declarations filed, evidence adduced and arguments of counsel made at the Confirmation Hearing; and capitalized terms used and not defined herein having the respective meanings ascribed to them in the Plan; and after due deliberation and sufficient cause appearing therefor, this Court hereby FINDS THAT:

                  1. The Disclosure Statement, Plan, ballots, and notice of the Confirmation Hearing were transmitted and served in compliance with the Disclosure Statement Order and the Bankruptcy Rules, and such transmittal and service constituted adequate and sufficient notice of the Confirmation Hearing. Publication of the notice of the Confirmation Hearing occurred in accordance with the Disclosure Statement Order. No other or further notice shall be required.

                  2. The Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code.

                  3. The Plan has been duly accepted by the classes of creditors whose acceptance is required by law for confirmation of the Plan in accordance with the provisions of Sections 1126 and 1129 of the Bankruptcy Code.

                  4. The Debtors, as the proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code.

                  5. The Plan has been proposed in good faith and not by any means forbidden by law, as required by section 1129(a)(3) of the Bankruptcy Code.

                  6. As required by section 1129(a)(4) of the Bankruptcy Code, any payment

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made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, to professionals retained by the Debtors for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, have been approved by, or are subject to the approval of this Court as reasonable.

                  7. As required by section 1129(a)(5) of the Bankruptcy Code, the Debtors, as the proponents of the Plan, have disclosed the identity and affiliations of all individuals proposed to serve, after Confirmation of the Plan, as an officer of the Reorganized Debtors under the Plan. Further, the Debtors shall file an amended Supplemental Plan Exhibit J prior to or on the Effective Date identifying the name and affiliations of all individuals proposed to serve as a director of the Reorganized Debtors as of the Effective Date in accordance with Section VII.F.2 of the Plan. Subject to paragraph 40 below, the appointment to, or continuance in, office of such individuals is consistent with the interests of creditors and equity security holders and with public policy. The Debtors, as the proponents of the Plan, have disclosed the identity of all insiders that will be employed or retained by the Reorganized Debtors under the Plan and the nature of any compensation of such insiders.

                  8. No governmental regulatory commission has jurisdiction, after Confirmation of the Plan, over the rates of the Reorganized Debtors, and the Plan complies with section 1129(a)(6) of the Bankruptcy Code.


                  9. As required by section 1129(a)(7) of the Bankruptcy Code, with respect to each Impaired Class of Claims or Interests under the Plan, each holder of a Claim or Interest of each such Class has accepted the Plan, or will receive or retain under the Plan on account of such

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Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

                  10. The Plan complies with section 1129(a)(9) of the Bankruptcy Code in that:

                           a.       With respect to any claim for an
administrative expense of the kind described in section 503(b) of the Bankruptcy Code, the Plan provides that such Administrative Expense is not impaired and further provides that the holder of such Administrative Expense will be paid by the Reorganized Debtors, on account of such Administrative Expense, Cash equal to the allowed amount of such Administrative Expense on the later of (i) the Effective Date and (ii) the date such Administrative Expense becomes Allowed; provided, however, that (1) such holder may be treated on such less favorable terms as may be agreed to by such holder, and (2) any such Administrative Expense representing liabilities incurred by the Debtors in the ordinary course of their business during the Chapter 11 Cases shall be paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions and agreements relating thereto; and

                           b.       With respect to any Tax Claim, to the extent
that it is entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code, (1) each Holder of any such Claim will receive on the Effective Date Cash equal to the portion of the Allowed Tax Claim due and payable on or prior to the Effective Date according to applicable non-

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bankruptcy law; (2) any Allowed Tax Claim (or portion thereof) not yet due and payable as of the Effective Date will be paid by the Reorganized Debtors no later than when due and payable under applicable non-bankruptcy law without regard to the commencement of the Chapter 11 Cases; provided that (3) any default prior to the Effective Date with respect to Tax Claims shall be deemed cured and (4) upon further request by the Debtors, the Court shall determine the amount of any Disputed Claim for, or issues pertaining to, Tax Claims.

                  11. The Plan has been accepted by at least one Class of Impaired Claims, excluding votes cast by insiders, as required by section 1129(a)(10) of the Bankruptcy Code.

                  12. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors or any successor to the Debtors under the Plan, as required by section 1129(a)(11) of the Bankruptcy Code.

                  13. All fees payable under 28 U.S.C. Section 1930 have been paid or the Plan provides for the payment of all such fees on the Effective Date, as required by section 1129(a)(12) of the Bankruptcy Code.

                  14. As required by section 1129(a)(13) of the Bankruptcy Code, any Claims against the Debtors for payment of any retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, are not impaired under the Plan.

                  15. Claims in Classes 2A, 2B, 2C, 3, 4, 6, 7, 8, and Interests and Claims in Class 9 are Impaired under the Plan.

                  16. Holders of Claims in Classes 2A, 2B, 2C, 3, 4, 6, and 8, and Interests and Claims in Class 9 have voted to accept the Plan. Holders of Claims in Classes 1, 5 and 8A and Interests in Class 10 are Unimpaired and are conclusively presumed to have accepted the Plan pursuant to Bankruptcy Code section 1126(g).

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                  17.      With respect to the holders of Claims in Class 7, the
Plan does not discriminate unfairly and is fair and equitable within the meaning of section 1129(b)(2)(B)(i) because such holders shall receive property of a value as of the Effective Date equal to the Allowed amounts of such Claims under the Plan.

                  18. The Plan provides adequate means for its implementation, as required by section 1123(a)(5) of the Bankruptcy Code.

                  19. The Plan provides for the inclusion in the Debtors' certificate of incorporation all provisions required by section 1123(a)(6) of the Bankruptcy Code.

                  20. All settlements and compromises of Claims set forth in the Plan reflect an appropriate exercise of Debtors' business judgment and are fair, reasonable, and in the best interest of the Estates for purposes of all applicable provisions of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure, including, without limitation, Bankruptcy Rule 9019(a).

                  21. The Debtors will have, immediately upon the Effective Date, sufficient Cash to make all payments required to be made on the Effective Date pursuant to the terms of the Plan.

                  22. It is not the principal purpose of the Plan to avoid taxes or the application of any federal or state securities laws.

                  23. The Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and the solicitation of acceptances or rejections of the Plan by all Persons and the offer, issuance, sale, or purchase, of a security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the

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Bankruptcy Code.

                  24. The Court finds that the claim of BRE/East Golf Road, LLC ("BRE") is a Remedy Rejection Claim as defined in the Plan. Based on the foregoing finding, and the modifications to the Plan filed on July 3, 2003, the BRE objection to confirmation of the Plan is resolved.

                  25. Subject to Section V.B.9 of the Plan, substantive consolidation of the Chapter 11 Cases as contemplated under the Plan is in the best interests of the Debtors, the Estates and their creditors.

                  Accordingly, it is hereby ORDERED, DETERMINED AND DECREED
THAT:

                     CONFIRMATION OF THE PLAN, AS MODIFIED

                  26. Any and all modifications made by the Debtors to the Plan subsequent to the filing and distribution of the Disclosure Statement to parties-in-interest, as reflected in the Plan filed on July 14, 2003, and any and all modifications set forth herein are non-material and are deemed accepted by all interested parties who have timely voted to accept the Plan. Under Bankruptcy Rule 3019, these modifications do not require additional disclosure under Section 1125 of the Bankruptcy Code or resolicitation of acceptances or rejections of the Plan under Section 1126 of the Bankruptcy Code.

                  27. Pursuant to section 1129 of the Bankruptcy Code, the Plan is hereby confirmed and the Debtors are authorized and directed, without need for action by any directors and/or shareholders to implement the Plan in accordance with the terms thereof and to take any

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and all actions contemplated to be taken by the Debtors under the Plan including, but not limited to, executing, delivering, acknowledging, sealing, filing, submitting or authenticating any documents the Debtors deem necessary to implement the transactions provided for in the Plan.

                  28. The Objections to confirmation of the Plan that have not been withdrawn or consensually resolved are overruled.

                  29. The record of the Confirmation Hearing is hereby closed.

                  30. In accordance with section 1141 of the Bankruptcy Code, the provisions of the Plan shall be binding upon the Debtors, the Reorganized Debtors, any Person acquiring or receiving property under the Plan, any party to a contract with the Debtors, any lessor or lessee of property to or from the Debtors and any holder of a Claim against or an Interest in the Debtors, whether or not such Claim or Interest is Impaired under the Plan and whether or not such holder has filed a proof of claim or has accepted the Plan.

                  31. Except as provided in the Plan or this Order, the rights afforded under the Plan and the treatment of Claims, Administrative Expenses and Interests thereunder will be in exchange for and in complete satisfaction, discharge and release of all Claims and Administrative Expenses and termination of all Interests, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or this Order, Confirmation will: (i) discharge the Debtors and Reorganized Debtors from all Claims, Administrative Expenses or other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (b) a

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Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy
Code or (c) the Holder of a Claim or Administrative Expense based on such debt has accepted the Plan; and (ii) terminate all Interests and other rights of Interest Holders in the Debtors. As of the Confirmation Date, except as provided in the Plan or this Order, all Entities shall be precluded from asserting against the Debtors, the Reorganized Debtors, their successors or their property, any other or further claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date.

                  32. Except as provided in the Plan (including Section XI.A.2) or herein, as of the Confirmation Date, all Entities that have held, currently hold or may hold a Claim, Administrative Expense, Interest or other debt or liability that is discharged, Impaired or terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions either (x) against the Companies or their property on account of all or such portion of any such Claims, Administrative Expenses, Interests, debts or liabilities that are discharged or terminated or (y) against any Person with respect to any Right of Action or any objection to a Claim, Administrative Expense or Interest, which Right of Action or objection, under the Plan, is waived, released or exclusively retained by either of the Companies: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order, (c) creating, perfecting or enforcing any lien or encumbrance, (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due, and (e)

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commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan.

                  33. Except as otherwise provided in the Plan (such as in respect to the Current D&O Policies as set forth in Section VII.A.) or herein, on and after the Effective Date, all property of the Estates of the Companies, including all Rights of Action (but excluding the Litigation Claims, and any Rights of Action expressly released pursuant to the Plan), and any property acquired by the Companies under or in connection with the Plan will vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances and Interests. On and after the Effective Date, the Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any Claims or Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan or this Order.

                  34. On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan), including, without limitation, the following: (a) the adoption and the filing with the appropriate Secretary of State of the Amended and Restated Charters, substantially in the form to be filed with the Court prior to or on the Effective Date, with the consent of the Committee and Equity Committee; (b) the adoption of the Amended and Restated By-Laws, substantially in the form to be filed with the Court prior to or on the Effective Date, with the consent of the Committee and Equity Committee; (c) the issuance of the New PSI Common Stock and the Reorganization Notes; (d) the cancellation of the Notes or Interests of Holders for which the Claims or Interests

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are Disallowed; (e) the creation and establishment of the Litigation Trust; (f)
the execution and the delivery of, and the performance under, each of the Plan Documents and all documents and agreements contemplated by or relating to any of the foregoing; and (g) the adoption of the 2003 Equity Incentive Plan and any other Employee Stock Plan.

                               PLAN EFFECTIVENESS

                  35. Except as set forth below, the Plan shall not become effective (i.e., the Effective Date shall not occur) until and unless the Debtors file with the Court and serve on parties-in-interest the substantially final forms of (i) the Amended and Restated Charter(s), (ii) the Amended and Restated By-Laws, (iii) the Indenture, (iv) the Debtors' Mutual Release Agreement and Collection/Repurchase Agreement with the Purchaser Banks, (v) amendment to Supplemental Plan Exhibit J identifying the proposed directors as of the Effective Date, (vi) the Litigation Trust Agreement, (vii) the Litigation Trustee Compensation Disclosure, and/or (viii) any other ancillary documents related to the implementation of the Plan, which forms described in the preceding clauses (i) through (viii) shall have been agreed to by the Debtors, Committee and Equity Committee (the "Condition Precedent"); provided further that the Debtors shall use their best efforts to facilitate the occurrence of the Effective Date as soon as possible after the first Business Day that is at least ten (10) days after the Confirmation Date and the Condition Precedent for Plan effectiveness may be waived in whole or in part by the Debtors subject to the consent of both the Committee and Equity Committee, in which case the Plan shall immediately become effective without further Court order upon the Debtors filing a notice with the Court that the Condition Precedent has been so waived; provided further, however, that if the Condition

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Precedent has not occurred or been waived and the Effective Date has not occurred by September 2, 2003, then the Effective Date shall automatically occur, and the Plan shall be deemed to become effective without further Court order or notice, on September 2, 2003.

                           AUTHORITY TO IMPLEMENT PLAN

                  36. The Reorganized Debtors are hereby authorized and directed to enter into all agreements and other instruments contemplated by or to be entered into pursuant to the Plan and its provisions.


                  37. In accordance with section 1142 of the Bankruptcy Code, the Debtors, the Reorganized Debtors and any other person designated pursuant to the Plan is authorized, empowered and directed, without need for the consent, approval or other action by any directors or shareholders, to execute, deliver, acknowledge, adopt, ratify, certify, file and record any document, and to take any other action necessary or appropriate to implement, consummate and otherwise effect the Plan in accordance with its terms in all material respects, and all such persons shall be bound by the terms and provisions of all documents executed and delivered by them in connection with the Plan.

                  38. In accordance with Article VII. Q.2. of the Plan, if on or before ninety (90) days after the Effective Date, any one or more of the initial directors selected by the Committee shall resign or otherwise be unwilling or unable to serve as a director, his or her successor shall be selected by the remaining initial directors selected by the Committee, or their successors.

                  39. In accordance with Article VII. Q.2. of the Plan, if on or before ninety (90) days after the Effective Date, any one or more of the initial directors selected by the Equity

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Committee shall resign or otherwise be unwilling or unable to serve as a director, his or her successor shall be selected by the remaining initial directors selected by the Equity Committee, or their successors.

                  40. Notwithstanding any provision herein or in the Plan, any party-in-interest may object to the inclusion of any Person identified on Supplemental Plan Exhibit J (to be filed prior to or on the Effective Date) on the basis that the Debtors are not in compliance with 11 U.S.C. Section 1129(a)(5). Any such objection must be filed within ten (10) days of the filing and service of Supplemental Plan Exhibit J, and any unresolved objections shall be determined by the Court.

                  41. Further, in the event that any successor directors are selected within ninety (90) days after the Effective Date pursuant to the preceding paragraphs 38 and 39, the Reorganized Debtors shall file with the Court and serve on parties-in-interest relevant disclosures in respect to any such successor directors. Parties-in-interest may object to the selection of any Person(s) identified in said disclosures on the basis that the requirements of 11 U.S.C. Section 1129(a)(5) are not satisfied. Any objections must be filed within ten (10) days of the filing and service of the applicable disclosure, and any unresolved objections shall be determined by the Court. If no objections are timely received, the Reorganized Debtors shall be authorized to appoint the proposed successor director(s) and shall be deemed to be in compliance with 11 U.S.C. Section 1129(a)(5) without need of any further order or notice.

                  42. With respect to Fleet, Trade Bank and SVB, the Debtors, the Reorganized Debtors and each Peregrine Party who are signatories thereto each are authorized, empowered

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and directed, without need for the consent, approval or other action by any directors or shareholders, to execute, deliver and perform all obligations arising under the Mutual Release Agreement and Agreement Regarding Purchaser Bank Arrangements substantially in the forms to be filed with the Court on or prior to the Effective Date.

                                  CONSOLIDATION

                  43. In accordance with and pursuant to Section VII.B of the Plan, subject to Section V.B.9. of the Plan (relating to Remedy Rejection Claims), the Chapter 11 Cases shall be substantively consolidated for purposes of the Plan.

                  44. Upon substantial consummation of the Plan in respect to Remedy, the Debtors shall file with the Court and serve upon the United States Trustee and Post-Emergence Equity Committee a notice of intent of Reorganized Remedy to request the closing of the Chapter 11 Case of Remedy pursuant to 11 U.S.C. Section 350(a). If no objections are received within twenty (20) days of service of such notice, Reorganized Remedy shall submit to the Court a certificate of counsel and form of order providing for the closing of Remedy's Chapter 11 Case.

                  45. Notwithstanding any of the foregoing, the obligation of each and every debtor to pay quarterly fees pursuant to 28 U.S.C. Section 1930(a)(6) shall continue until such time as a particular case is closed, dismissed or converted.

                                  DISTRIBUTIONS

                  46. The record date and time for purposes of determining which Holders of Allowed Class 7 Claims and Allowed Class 9 Interests are entitled to receive any and all distributions on account thereof, irrespective of the date or number of distributions, shall be the

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Effective Date.

                  47. The provisions in Article IX of the Plan governing Disputed Claims, Unclaimed Property, distributions and related matters are hereby approved and found to be fair and reasonable.

                  48. Notwithstanding any provision in the Plan and/or any prior election that may have been set forth by the Creditor on a ballot on the Plan, Holders of Class 8 Claims can elect to receive the Class 8.B. Treatment on account of their Claims upon written notice to the Debtors by no later than the 60th day after the Effective Date ("Election Deadline"). In the event that a Class 8 Creditor who elected or is deemed to have elected the Class 8.A. Treatment and who receives an initial Cash distribution pursuant to the Plan subsequently determines to elect the Class 8.B. Treatment prior to the Election Deadline, such Creditor shall be entitled to Class 8.B. Treatment in respect to its Allowed Claim; provided, however, the initial Cash distribution shall be credited against subsequent distributions.

                  49. On the Effective Date, the transfers of assets by the Debtors contemplated by the Plan (a) shall be legal, valid and effective transfers of property, (b) vest or will vest in the transferee good title to such property free and clear of all Claims, Interests and Liens, except those provided for in the Plan or this Order, (c) do not or will not constitute fraudulent conveyances under any applicable law and (d) do not and will not subject the Debtors, Reorganized Debtors or property so transferred to any liability by reason of such transfer under applicable law or any theory of law including, without limitation, any theory of successor or transferee liability.

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                  50.      For the purpose of distributions under the Plan the
Indenture Trustee shall be deemed to be the sole holder of all Note Claims. Accordingly, all distributions on account of Allowed Class 7 Claims (including New PSI Common Stock, Reorganization Notes and Cash) shall be distributed to the Indenture Trustee, for further distribution in accordance with the terms of the Indenture and/or Plan. Except as otherwise expressly provided in the Plan, the provisions of the Indenture shall govern the method of delivery by the Indenture Trustee of distributions and the treatment of undeliverable distributions.

                  51. The rights and obligations of the Debtors under the Indenture will be deemed canceled pursuant to section 1123(a)(5) of the Bankruptcy Code on the Effective Date, except to the extent that any provisions of the Indenture or obligations of the Indenture Trustee are included in, or are incorporated by reference into the Plan or this Order. Notwithstanding the foregoing, the Indenture will continue in effect to the extent necessary to allow the distributions on account of the Notes in accordance with the Plan and to otherwise implement the Plan, and will continue to govern the relationship between the Noteholders and the Indenture Trustee; provided, however, that after the performance of the duties of the Indenture Trustee required under the provisions of the Plan and this Order, the Indenture Trustee, and its respective successors and assigns will be relieved of all obligations associated with the Indenture, and provided, further that nothing herein shall affect the charging lien of the Indenture Trustee or any of the provisions of the Indenture regarding the application of monies collected or method of payment of distributions to Noteholders.

                  52. The table set forth in Section V.A. of the Plan, in respect to the portion

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thereof relating to Class 9, is hereby corrected to provide as follows
(strike-through deletions, and additional language bracketed and in bold):

9       Class 9 -          On the Effective Date, each Holder of [an Allowed          Impaired    Entitled to
        Subordinated       Subordinated Claim/Interest] shall receive its Pro                     Vote; Vote
        Claims/Interests   Rata share of the Initial Class 9 Securities [in                       Solicited
                           Accordance with Section V.B.10. hereof]. In accordance
                           with Section V.B.10. hereof, said Holder shall
                           receive, as applicable, Interim Stock Adjustment
                           Distribution(s). On the Final Stock Distribution
                           Date, each Holder shall receive its Pro Rata share of
                           the remaining Reserved New PSI Common Stock in
                           accordance with Section V.B.10. of the Plan;
                           provided, however, in the event that (i) Reorganized
                           PSI determines (including, without limitation,
                           because Holders of Claims in Class 7 may be entitled
                           to further distributions of New PSI Common Stock
                           under the Plan) to extend the Final Stock Adjustment
                           Distribution Date one or more times for up to one
                           additional year, and (ii) Reorganized PSI, the Stock
                           Disbursing Agent and/or the Post-Emergence Equity
                           Committee cannot agree as to the final allocation and
                           distribution of any remaining Reserved New PSI Common
                           Stock, any such disputes shall be resolved by the
                           Court. Further, each Holder shall be entitled to
                           receive its Pro Rata share of the Litigation Proceeds
                           in accordance with Section VII.I. of the Plan. On the
                           Effective Date, the Old PSI Common Stock shall be
                           cancelled. With the exception of the Designated Stock
                           Options, all Old PSI Common stock rights must be
                           exercised in accordance with the notice to be sent by
                           Peregrine to the relevant holders after entry of the
                           Order Approving Disclosure Statement but in all
                           events no later than the Ballot Deadline or be deemed
                           cancelled and of no further force and effect.

                  53. Section V.B.10.a. of the Plan is hereby modified to provide in its entirety as follows:

                  "a.      Initial Distributions. On the Initial Stock
Distribution Date, each Holder of an Allowed Subordinated Claim/Interest as of the Effective Date will receive its Pro Rata share of the Initial Class 9 Securities, provided that, notwithstanding any other provision in the Plan, in the event that the calculation and determination of the applicable Pro Rata shares of the Initial Class 9 Securities to be distributed to Holders of Allowed Subordinated Claims/Interests cannot be practically done as of the Initial Stock

         Distribution Date because certain Securities Claims remain unliquidated or Disputed or for other reasons, any and all of the Initial Class 9 Securities may be held by the Stock Disbursing Agent until said calculation and determination can be done and such stock shall distributed to Holders of Allowed Subordinated Claims/Interests as soon as practicable thereafter on the immediately following Interim Stock Adjustment Distribution Date(s) or earlier if practicable as determined by the Stock Disbursing Agent and Post-Emergence Equity Committee. Any and all Initial Class 9 Securities held by the Stock Disbursing Agent pursuant to this provision, pending distribution, as set forth in
         Section VII.D.1. shall remain subject to a proxy, voting agreement, voting trust or other similar arrangement by which all voting rights therein shall be exercised by the Post-Emergence Equity Committee."

                                RIGHTS OF ACTION

                  54. Unless a Right of Action against any Person was expressly waived, relinquished, released, compromised or settled as provided or identified in the Plan or any Final Order, the Debtors on behalf of themselves, the Reorganized Debtors, and the Litigation Trustee have retained and reserved all Rights of Action, as applicable, for later adjudication and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Rights of Action upon or after the Confirmation or Consummation of the Plan. Further, the failure to identify in the Plan or Disclosure Statement any potential or existing Right of Action generally or specifically does not limit the rights of the Debtors, Reorganized Debtors, and Litigation Trustee, as applicable, to pursue such actions.

                            RELEASES AND EXCULPATIONS

                  55. Each of the directors, officers, employees, members and professionals (acting in such capacity) of the Companies and the respective members and professionals of the Committee and Equity Committee, and the Companies, Committee and Equity Committee themselves (collectively, the "Plan Participants") will neither have nor incur any liability to any

Person for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement, or the Confirmation Order, including solicitation of acceptances of the Plan; provided, however, that this exculpation shall not preclude liability for any Plan Participant as to acts or omission determined in a Final Order to have constituted gross negligence or willful misconduct.

                  56. Notwithstanding any provisions of the Plan, Disclosure Statement, or this Confirmation Order to the contrary, the Plan (including without limitation the discharge, rejection, and injunctive provisions of the Plan) shall not in any way preclude, modify, impair, or otherwise affect any rights that John J. Moores, Charles E. Noell, III, and/or any other present or former director or officer of either or both of the Debtors (collectively the "Officers and Directors"), or any of them, have or may have under applicable Delaware or other law, Peregrine's by-laws, certificate or articles of incorporation, or other charter documents, and/or any written indemnification agreements with one or both of the Debtors which rights the Officers and Directors, or any of them, could otherwise assert in connection with any Litigation Claims and/or Rights of Action that have been, or may in the future be, filed, prosecuted, threatened, or otherwise asserted against any of the Officers and Directors by the Debtors, the Reorganized Debtors, the Litigation Trust, any other assignee of the Debtors or the Reorganized Debtors, or any of them, or any other person at any time (including without limitation by way of right of offset and/or recoupment (whether through an affirmative defense, counterclaim, other applicable procedure), request for payment of litigation expenses (including attorneys' fees) in defense of any such action, suit, proceeding, or other matters pursuant to Section 145(c) of the Delaware General Corporation Law, or otherwise).

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  57.      Pursuant to section 365(b) of the Bankruptcy Code and
Article VIII of the Plan, as of the Effective Date, the Debtors' unexpired leases and executory contracts identified on Plan Exhibit A and all Customer and Reseller Contracts other than those specifically identified on Plan Exhibit B are assumed by the Debtors. The Debtors shall pay the non-debtor parties to such unexpired leases and executory contracts the amounts as set forth on Plan Exhibit A in full and final satisfaction of the Debtors' obligation to cure any defaults and pay any pecuniary loss arising under such unexpired leases and executory contracts which are required to be paid as a condition of assumption of the unexpired lease or executory contract pursuant to Section 365(b) of the Bankruptcy Code.

                  58. All other executory contracts and unexpired leases of the Debtors shall be deemed rejected by the Debtors immediately prior to the Effective Date, including but not limited to those contracts and unexpired leases set forth on Plan Exhibit B, unless such contracts or leases (a) are listed on Plan Exhibit A; (b) are Customer and Reseller Contracts not specifically identified on Plan Exhibit B; (c) are expressly assumed prior to the Effective Date; (d) are the subject of a stipulation to extend time to assume or reject; or (e) are the subject of a pending motion by the Debtors to assume as of the Effective Date even if such motion is heard following the Effective Date.

                  59. Notwithstanding the provisions of paragraph 57 of this Order, if any party objects to the assumption of any executory contract or unexpired lease based on any ground, said party must file and serve on the Debtors, the Committee, the Equity Committee and the U.S. Trustee a written objection setting forth the basis of its objection by no later than [September 8], 2003, 4:00 Eastern time, and the Court shall hold a hearing on any unresolved disputes at a hearing to be held on [September 18], 2003 at [1:30] p.m., and only after the Court resolves such disputes shall the relevant contract or lease be deemed assumed or rejected, as applicable, as of the Effective Date unless expressly provided otherwise in the related order resolving the dispute. If this Court ultimately determines that the Debtors cannot assume the executory contract or unexpired lease, then said lease or contract shall automatically thereupon be deemed to have been excluded from Plan Exhibit A and shall be rejected pursuant to Section VIII.D. of the Plan. Notwithstanding the foregoing, if the Debtors in their discretion determine that the amount asserted to be the necessary "cure" amount would, if ordered by the Bankruptcy Court, make the assumption of the contract or lease imprudent, then the Debtors may, prior to the entry of any such order, elect to reject the contract or lease pursuant to the Plan. Notwithstanding any contrary provision in the Plan or this Order, any Claim arising from the rejection of any lease or contract pursuant to this Paragraph 59 shall be filed no later than: thirty (30) days after entry of an order rejecting such lease or contract, or any deadline that may be expressly set forth in such order.

                  60. An Allowed Claim under an executory contract or an unexpired lease that has been rejected, if any, shall constitute a Class 6 Claim, Class 8 Claim or Class 8A Claim, as applicable. All such Claims shall be filed thirty (30) days from the date this Order is entered on the Court's docket. Any Claim based upon the rejection of a contract or lease other than those Claims which have previously been Allowed will be barred if a proof of Claim is not timely filed.

                  61. All of the Debtors' right, title and interest in any contracts, leases or agreements entered into by the Debtors after the Petition Date, and/or not subject to assumption or rejection under Bankruptcy Code section 365, shall revest in the Reorganized Debtors without further action.

                          POST-EFFECTIVE-DATE ENTITIES

                  62. In accordance with Plan Section VII.I and the Litigation Trust Agreement, the form of which shall be filed by the Debtors prior to or on the Effective Date, as of the Effective Date, the Litigation Trustee shall be authorized to exercise its powers, rights and duties as set forth in the Plan and the Litigation Trust Agreement. Further, the Litigation Trustee shall be the successor to PSI's attorney-client privilege in respect to the investigation and prosecution of the Litigation Claims; nothing in the Plan or herein shall act as or constitute a waiver of PSI's attorney-client and/or other applicable privileges.

                  63. In accordance with Plan Section VII.J, as of the Effective Date, the Post-Emergence Equity Committee shall be authorized to exercise its powers, rights and duties as set forth in the Plan. The Post-Emergence Equity Committee may employ such professionals and agents as it deems necessary for carrying out its duties and responsibilities, and the reasonable and actual fees and expenses of any such professionals and agents shall be paid by the Reorganized Debtors up to a maximum aggregate amount of $200,000 without any further application, notice or Court order. The applicable professionals and/or Post-Emergence Equity Committee shall be entitled to submit applications for payment of any such fees and expenses in excess of $200,000. The Reorganized Debtors shall be entitled to object thereto on any grounds and shall pay such fees and expenses only as may be ordered by the Bankruptcy Court.

                      SECURITIES AND EQUITY RELATED MATTERS

                  64. The offer and sale of New PSI Common Stock under the Plan in exchange for Allowed Class 7 Claims or Allowed Class 9 Claims/Interests, whether in connection with issuance of the Initial Class 7 Securities or the Initial Class 9 Securities or issued pursuant to any Interim Stock Adjustment Distribution or the Final Stock Adjustment Distribution, is exempt from all federal and state securities registration and licensing requirements under 11 U.S.C. Section 1145(a)(1).

                  65. For purposes of 11 U.S.C. Section 1145 and not necessarily for any other purpose, the Stock Disbursing Agent is acting as an agent or instrumentality of the Debtors under the Plan in connection with its holding and distribution of the Reserved New PSI Common Stock. Accordingly, the delivery by the Stock Disbursing Agent of such securities in accordance with the Plan, whether in connection with any Interim Stock Adjustment Distribution or the Final Stock Adjustment Distribution, shall not cause the Stock Disbursing Agent to be deemed an "underwriter" within the meaning of 11 U.S.C. Section 1145(b) with respect to such securities.

                  66. The offer and sale of Designated Stock Options, as modified under the

Plan and any Employee Stock Plan, is deemed, for purposes of 11 U.S.C. Section 1145 and not necessarily for any other purpose, to be in exchange for an interest in the Debtors. The offer and sale of such Designated Stock Options, and any New PSI Common Stock issued or issuable upon exercise thereof, is exempt from all federal and state securities registration and licensing requirements under 11 U.S.C. Section 1145(a)(2).

                  67. The offer and sale of Reorganization Notes under the Plan is exempt from all federal and state securities registration and licensing requirements under 11 U.S.C. Section 1145(a)(1).

                  68. The Litigation Trust shall be deemed a "successor to the debtor" for purposes of 11 U.S.C. Section 1145 and not necessarily for any other purposes. Beneficial interests in any such Litigation Trust either (a) are not "securities" within the meaning of the federal and state securities laws or
(b) may be issued without securities registration or licensing in reliance upon the exemption afforded by 11 U.S.C. Section 1145(a)(1). Without limitation to the foregoing, beneficial interests in any such Litigation Trust do not constitute a "class of equity securities" within the meaning of the Securities Exchange Act of 1934, as amended, and such Litigation Trust shall not be subject to registration under such act. Without limitation to the foregoing, beneficial interests in the Litigation Trust are not "evidences of indebtedness" within the meaning of the Trust Indenture Act of 1939, as amended, and may be issued without qualification of an indenture such act.

                  69. By virtue of 11 U.S.C. Section 1145(c), the offer or sale under the Plan of (a) New PSI Common Stock in exchange for Allowed Class 7 Claims or Allowed Class 9

Claims/Interests, whether in connection with the issuance of the Initial Class 7 Securities or the Initial Class 9 Securities or pursuant to any Interim Stock Adjustment Distribution or the Final Stock Adjustment Distribution, (b) the Designated Stock Options, (c) any New PSI Common Stock issuable upon the exercise of the Designated Stock Options, or (d) the Reorganization Notes is deemed to be a public offering. Accordingly, no such securities shall be deemed to be "restricted securities" within the meaning the Securities Act and all such securities may be resold without registration under such act by any holder thereof, provided that such holder is not deemed under 11 U.S.C. Section 1145(b) to be an underwriter with respect to such securities.

                  70. Neither the offering of any Initial Class 7 Securities, nor the offering of any Initial Class 9 Securities, nor the offering of any of the Reserved New PSI Common Stock (whether delivered pursuant to any Interim Stock Adjustment Distribution or the Final Stock Adjustment Distribution), nor the offering of any Employee Stock Plan Securities, nor the offering of any Reorganization Notes shall be deemed to be "integrated" one with another in any manner that would cause the loss of any applicable federal or state securities law exemption.

                  71. All New PSI Common Stock to be issued pursuant to the Plan, including any to be issued pursuant to the 2003 Equity Incentive Plan or other Employee Stock Plan, shall be, upon such issuance, validly issued, fully paid and non-assessable.

                  72. Pending the completion of the distribution of the Initial Class 9 Securities and Reserved New PSI Common Stock by the Stock Disbursing Agent pursuant to the Plan, the Post-Emergence Equity Committee shall exercise all voting rights of said stock pursuant to a proxy, voting trust, voting agreement or other similar mechanism, the form of which shall be filed with the Bankruptcy Court and served on the Debtors or Reorganized Debtors, as applicable, the Committee, and the U.S. Trustee, by the Post-Emergence Equity Committee as soon as practicable after the Confirmation Date but no later than the Initial Stock Distribution Date.

                  73. Notwithstanding any provision in the Plan, Reorganized PSI shall be permitted to declare and pay dividends in respect of the New PSI Common Stock (whether in cash or in kind) as authorized and to the extent permitted in the Plan Documents.

                  74. The 2003 Equity Incentive Plan shall become effective as of the Effective Date and is deemed to have been approved and adopted as of the Effective Date by the Companies and the shareholders and directors thereof in accordance with all applicable non-bankruptcy laws, including, without limitation, federal and state tax, securities and corporation laws, and having the same effect of such approvals under such laws, without any requirement of further action by said entities or Persons.

                  75. All votes of Holders of Old PSI Common Stock in favor of the Plan, as recorded by the Balloting Agent, shall be deemed to be a consent to and approval of the 2003 Equity Incentive Plan by said Holder with respect to all of his, her or its shares.

             ADMINISTRATIVE EXPENSE BAR DATE(s) AND RELATED MATTERS

                  76. Requests for payment of all Administrative Expenses, other than for those for which a request and/or proof of claim has previously been or is otherwise timely Filed, must be filed and served on the Companies and the United States Trustee no later than sixty (60) days after the Effective Date; provided, however, the Texas Comptroller of Public Accounts ("Texas

Comptroller") must file and serve its Administrative Expenses, if any, relating to its sales-use tax audit of the Debtors no later than sixty (60) days after the Debtors or Reorganized Debtors, as applicable, have provided the Comptroller with requested information necessary for said sales-use tax audit. Further in respect to the Tax Claims, if any, of the Texas Comptroller, notwithstanding any provision in the Plan, to avoid any doubt, the Texas Comptroller shall receive post-Effective-Date interest on its Tax Claims, if and once Allowed, at a rate to be agreed to by the parties so as to comply with 11 U.S.C. sec. 1129(a)(9)(C). In the event that the parties cannot consensually agree as to the post-Effective-Date interest rate, any disputes shall be resolved by the Bankruptcy Court.

                  77. The Reorganized Companies shall have until one hundred eighty (180) days after the Effective Date to bring an objection to a timely filed request for payment of an Administrative Expense. Nothing in the Plan nor in this Order shall be construed to bar the United States Trustee from objecting to requests for payment of Administrative Expenses filed after the Confirmation Date. All Administrative Expenses for which a request for payment is not timely and properly made in accordance with the foregoing shall be deemed discharged, released and waived. Notwithstanding the foregoing, Professional Persons or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) and 1103 for services rendered prior to the Effective Date must file and serve on all parties entitled to notice thereof, an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date in accordance with the various orders of the Bankruptcy Court establishing procedures for submission and review of such applications.

                  78. Notwithstanding the foregoing or any provision to the contrary in the Plan, the bar date for Administrative Expenses shall be extended with respect to the Internal Revenue Service ("IRS") for any post-petition tax liabilities arising from tax returns which have not yet been filed as of the Effective Date of the Plan. The extended bar date(s) for the IRS shall be ninety
(90) days from the later of: (i) the date that the Debtors file each such tax return and provide written notice to Robert Murphy, Special Procedures Function, IRS, Baltimore, Maryland, or (ii) the respective due date (as set by statute or as properly extended) for the unfiled tax return.

                  79. Notwithstanding the foregoing or any other provision of this Confirmation Order, the fees and expenses of the Indenture Trustee shall be paid as set forth in Section XV.B.2. of the Plan.

                  80. Notwithstanding the foregoing, in respect to the fees and expenses incurred by the Purchaser Banks, their counsel, and/or other agents (collectively, "Purchaser Bank Professionals") related to the Chapter 11 Cases and/or the Companies and for which the Purchaser Banks seek reimbursement from the Companies, the Purchaser Bank Professionals shall submit to and comply with any fee review and approval process required by any fee examiner appointed in the case. In the event that there is no fee examiner review process implemented, the applicable Purchaser Bank Professionals shall each submit to the Debtors, Committee and Equity Committee (collectively, "Notice Parties") one or more invoices and itemized bills for payment of fees and costs ("Requests"). The itemized bills must present reasonable detail as to the time and description of services, but need not comply strictly with the Court's prior administrative orders and/or the Local Rules as to categorization, formatting and other such details. The Notice Parties shall have ten (10) business days from the date of receipt of a particular Request to review and dispute any fees and expenses therein. In the event that no Notice Party timely disputes the applicable Request, the Purchaser Bank Professional may file a certificate of counsel with the Court, together with a copy of the Request, certifying that no Notice Party objects thereto. A Purchaser Bank Professional may submit more than one Request and/or certificate of counsel. The Court may enter an order without further notice, hearing or application, approving the fees and expenses on a final basis as set forth in the Request(s) and directing prompt payment by the Companies of the approved amount(s). The Court shall determine any unresolved disputes between the parties.

                          NOTICE OF CONFIRMATION ORDER

                  81. Promptly after entry of this Order, the Debtors shall cause a notice of this Order (i) to be mailed to all known creditors and parties-in-interest and (ii) published once in the national edition of the Wall Street Journal. The form of notice attached hereto as Exhibit A is hereby approved. The notice described herein is adequate under the circumstances and no other or further notice is required.

                                  MISCELLANEOUS

                  82. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person pursuant to the Plan including (a) the issuance, transfer, or exchange of New PSI Common Stock, (b) the creation of any mortgage deed or trust, or other security interest, and (c) the making of any agreement or instrument in furtherance of, or in connection with, this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar Tax or governmental assessment.

                  83. This Order shall be deemed to constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any other documents, instruments or agreements (and any amendments or modifications thereto) and any other acts referred to in, or contemplated by, the Plan or the Disclosure Statement.

                  84. All settlements and compromises of Claims set forth in and contemplated under the Plan, including, without limitation, the Debtors' settlements with the Purchaser Banks and Motive, are approved as fair and reasonable compromises pursuant to Bankruptcy Rule 9019(a), and all applicable parties are authorized and directed to take any and all necessary actions to effectuate such settlements and compromises and other applicable provisions of the Plan.

                  85. All persons holding Claims against and Interests in the Debtors that are dealt with under the Plan are hereby directed to execute, deliver, file and record any document, and to take any action necessary or appropriate to implement, consummate and otherwise effect the Plan in accordance with its terms in all material respects, and all such persons shall be bound by the terms and provisions of all documents executed and delivered by them in connection with the Plan.

                  86. The appropriate state and/or local governmental officials are hereby directed, upon the presentation of a copy of this Order, to terminate the filings evidencing any security interests against any property of the Debtors deemed released pursuant to the Plan. In the event that a state or local government official cannot readily determine whether it is appropriate to release such security interest, the Debtors shall bring the matter before this Court for determination and this Court hereby retains jurisdiction to resolve any such question or dispute and to enforce the foregoing directions.

                  87. The last sentence in Section VII.F.2. of the Plan is hereby corrected to provide as follows:

         "Messrs. Greenfield and Sexton and Ms. Vizas shall continue to serve as the Debtors' Chief Executive Officer, Chief Financial Officer and General Counsel, respectively, in accordance with the terms and conditions of their respective employment agreements and arrangements previously approved by the Bankruptcy Court, subject to amendment or modification by agreement between the Reorganized Debtors and the respective executives."

                  88. On the Effective Date, the Debtors shall pay Messrs. Greenfield (Peregrine's CEO) and Sexton (Peregrine's CFO) the full maximum amount of their respective "Performance Bonuses" (less any previously paid portions thereof) under the applicable employment agreements previously assumed by the Debtors pursuant to Bankruptcy Code section 365 (collectively, "Employment Agreements"), notwithstanding any provision therein; specifically, a Performance Bonus of $2,500,000 in the case of Mr. Greenfield and $1,250,000 in respect to Mr. Sexton. Further, notwithstanding any provision in the Employment Agreements, on the Effective Date, the Debtors shall pay Messrs. Greenfield and Sexton "Emergence

Bonuses" of $300,000 and $150,000, respectively. Finally, the Debtors shall pay to Ms. Kathy Vizas (Peregrine's General Counsel) $50,000, the balance of her "Restructure Bonus" as previously approved by the Court.

                  89. The failure to reference or discuss any particular provision of the Plan in this Order shall have no effect on the validity, binding effect and enforceability of such provision and such provision shall have the same validity, binding effect and enforceability as every other provision of the Plan.

                  90. If any or all of the provisions of this Order are hereafter modified, vacated or reversed by subsequent order of this or any other court, such reversal, modification or vacation shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors' receipt of written notice of any such order, nor shall such reversal, modification or vacation of this Order affect the validity or enforceability of such act or such obligations. Notwithstanding any reversal, modification or vacation of this Order, any such act or obligation incurred or undertaken pursuant to and in reliance on this Order prior to the Effective Date of such reversal, modification or vacation shall be governed in all respects by the provisions of this Order and the Plan and all documents, instruments and agreements related thereto or any amendments or modifications thereto.

                  91. In the event of an inconsistency between the Plan and any other agreement, instrument or document intended to implement the provisions of the Plan, the provisions of the Plan shall govern unless otherwise expressly provided for in such agreements, instruments or documents. In the event of any inconsistency between the Plan and any agreement, instrument, or document intended to implement the Plan and this Confirmation Order, the provisions of this Confirmation Order shall govern. This Confirmation Order shall supersede any orders of the Court issued prior to the Effective Date that may be inconsistent herewith.

                  92. The provisions of Rules 3020(e) and 7062 of the Federal Rules of Bankruptcy Procedure shall not apply, and this Order shall take effect immediately and shall not be stayed.

                  93. This Court hereby retains jurisdiction over the Case to the full extent provided for in Article XV of the Plan.

Dated: July 18, 2003
                                      /s/ JUDITH K. FITZGERALD
                                      __________________________________________
                                      Honorable Judith K. Fitzgerald
                                      United States Bankruptcy Judge

                                   EXHIBIT A

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                              )   Chapter 11
                                    )
PEREGRINE SYSTEMS, INC., et al.,(1) )   Case No. 02-12740 (JKF)
                                    )   (Jointly Administered)
                           Debtors. )

                     NOTICE OF (I) CONFIRMATION OF DEBTORS'
                   FOURTH AMENDED PLAN OF REORGANIZATION, AS
               MODIFIED, DATED JULY 14, 2003, (II) ADMINISTRATIVE
                   CLAIMS BAR DATE, (III) DEADLINE FOR FILING
                  REJECTION DAMAGES, AND (IV) RELATED MATTERS

PLEASE TAKE NOTICE OF THE FOLLOWING:

     1. The United States Bankruptcy Court for the District of Delaware, the Honorable Judith K. Fitzgerald, United States Bankruptcy Judge, presiding (the "Court"), entered an order on July , 2003 (the "Confirmation Order") confirming pursuant to 11 U.S.C. section 1129 the "Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy, Inc., as Modified, Dated July 14, 2003" (the "Plan"). All capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

     2. The Confirmation Order may be reviewed during regular business hours (8:30 a.m. to 4:00 p.m. weekdays, except legal holidays) at the Office of the Clerk, United States Bankruptcy Court for the District of Delaware, 824 Market Street, 5th Floor, Wilmington, Delaware, or copies thereof may be obtained upon written request from the Debtors' undersigned counsel or Berger & Associates LLC, 10351 Santa Monica Blvd, Suite 101A, PMB 1035 Los Angeles California, 90025, 323-634-2855.

     3. Except as otherwise expressly provided in the Confirmation Order, requests for payment of all Administrative Expenses, other than for those for which a request and/or proof of claim has previously been or is otherwise timely Filed, must by no later than sixty (60) days after the Effective Date be filed with the Court and served on the undersigned counsel for the Debtors and the United States Trustee, Attn: Frank Perch, Esq., 844 King Street, Suite 2313, Lockbox 35, Wilmington, DE 19801. All Administrative Expenses for which a request for payment is not timely and properly made in accordance with the foregoing shall be deemed discharged, released and waived.

______________
(1) The Debtors are Peregrine Systems, Inc. and its direct wholly-owned subsidiary, Peregrine Remedy, Inc.

     4.   Pursuant to Article VIII.E. of the Plan, any Claims arising out of the rejection of an executory contract or unexpired lease (other than Claims for which a proof of Claim has already been submitted) shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates or any of their property, unless a proof of Claim is filed with the Clerk of the Court (address listed above) and served on the undersigned counsel
for the Debtors NO LATER THAN         , 2003 [30 days after confirmation order].

     5. If the rejection of an executory contract pursuant to the Plan gives rise to the right by the other party or parties to such contract to make an election under 11 U.S.C. section 365(n) to either treat such contract as terminated or to retain its rights under such contract, such other party to such contract will be deemed to elect to treat such contract as terminated unless such other party files and serves a notice of its alternative election
on the Debtors and their counsel NO LATER THAN          , 2003 [30 days after
confirmation order].



Dated: July    , 2003         PACHULSKI, STANG, ZIEHL, YOUNG, JONES
                              & WEINTRAUB P.C.



                              /s/
                              ---------------------------------------
                              Laura Davis Jones (DE Bar No. 2436)
                              Richard M. Pachulski (CA Bar No. 90073)
                              Jeremy V. Richards (CA Bar No. 102300)
                              Jonathan Kim (CA Bar No. 180761)
                              Paula A. Galbraith (DE Bar No. 4258)
                              919 North Market Street, 16th Floor
                              P.O. Box 8705
                              Wilmington, DE 19899-8705 (Courier 19801)
                              Telephone: (302) 652-4100
                              Facsimile: (302) 652-4400

                              Counsel to the Debtors and Debtors in Possession





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